Exhibit 10.1

2013 LONG-TERM INCENTIVE PLAN
2021 PERFORMANCE AWARD AGREEMENT

United States Cellular Corporation, a Delaware corporation (the "Company"), hereby grants to the recipient of this award (the "Employee") as of the date (the "Grant Date") set forth in the “Stock Options and Awards” section of the Employee’s Company on-line account with Solium Capital (the “Award Summary”), a Performance Award (the "Award") with a target opportunity equal to the number of shares of Common Stock set forth in the Award Summary. Depending on performance during the Performance Period (for all purposes of this Award Agreement, as defined in accordance with Exhibit A hereto), the Employee may be entitled under this Award Agreement to shares of Common Stock equal to 0% to 200% of the target opportunity, in accordance with Section 2 below. The Award is granted pursuant to the provisions of the United States Cellular Corporation 2013 Long-Term Incentive Plan, as amended from time to time (the “Plan”) and is subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.    Award Subject to Acceptance

The Award shall become null and void unless the Employee accepts the Award and this Award Agreement either electronically by utilizing the Employee’s Company on-line account with Solium Capital, which is accessed at www.solium.com/login, or in paper format which may be obtained by contacting Mary Beth Richardson.

2.    Performance-Based Adjustment

(a) In General. The Award shall be adjusted pursuant to the terms of this Award Agreement and the Plan and based on the achievement of the Performance Measure (for all purposes of this Award Agreement, as defined in accordance with Exhibit A hereto and determined in accordance with criteria approved by the Committee) during the Performance Period. Achievement of the Performance Measure shall be determined and certified by the Committee in writing within ninety (90) days following the last day of the Performance Period (the date of such certification, the “Certification Date”).

(b) Transfer of Employment during Performance Period. In the event that the Employee transfers employment during the Performance Period from an Employer to an Affiliate that is not an Employer, then the adjustment described in Section 2(a) based on the achievement of the Performance Measure during the Performance Period shall be pro-rated for such Employee (regardless of whether such adjustment would increase or decrease the number of shares subject to the Award), with such pro-ration measured by a fraction, of which the numerator is the number of days of the Performance Period during which the Employee’s employment with the Employer continued, and the denominator is the total number of days of the Performance Period.

(c) Fractional Shares. Only a whole number of shares of Common Stock may be issued in respect of this Award. If a fractional number of shares of Common Stock is scheduled to be subject to this Award Agreement following adjustment pursuant to this Section 2, such number of shares shall be rounded to the nearest whole number.

(d) Impact of Adjustment. On and after the Certification Date, “Award” for all purposes of this Award Agreement shall mean the Award as adjusted pursuant to this Section 2. To the extent shares of Common Stock subject to the Award are reduced pursuant to this Section 2, then the Award shall be forfeited as it relates to those reduced shares, and the Employee shall have no rights with respect thereto.

3.    Restriction Period and Forfeiture

(a) In General. Except as otherwise provided in this Award Agreement, the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate on the third annual anniversary of the Grant Date (the “Three-Year Anniversary Date”), provided that the Employee remains continuously employed by the Employers and Affiliates until the Three-Year Anniversary Date. Within sixty (60) days following the Three-Year Anniversary Date, the Company shall issue to the Employee in a single payment the shares of Common Stock subject to the Award on the Three-Year Anniversary Date.

(b) Death. If the Employee terminates employment with the Employers and Affiliates prior to the Three-Year Anniversary Date by reason of death, then on the date of the Employee’s death the Award (in the case of death prior to the Certification Date, without regard to the adjustment set forth in Section 2, and in the case of death on or following the Certification Date, after the adjustment set forth in Section 2) shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate. Within sixty (60) days following the date of the Employee’s death, the Company shall issue to the Employee’s designated beneficiary in a single payment the shares of Common Stock subject to the Award.

(c) Disability. If the Employee terminates employment with the Employers and Affiliates prior to the Three-Year Anniversary Date by reason of Disability, then on the date of the Employee’s termination of employment the Award (in the case of termination due to Disability prior to the Certification Date, without regard to the adjustment set forth in Section 2, and in the case of termination due to Disability on or following the Certification Date, after the adjustment set forth in Section 2) shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate. The Company shall issue the shares of Common Stock subject to the Award in a single payment within sixty (60) days following the date of the Employee’s termination of employment; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her termination of employment, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s termination of employment occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death). For purposes of this Award Agreement, “Disability” shall mean a total physical disability which, in the Committee’s judgment, prevents the Employee from performing substantially his or her employment duties and responsibilities for a continuous period of at least six months.

(d) Retirement at or after Attainment of Age 66. If the Employee terminates employment with the Employers and Affiliates on or after January 1, 2022 but prior to the Three-Year Anniversary Date by reason of retirement at or after attainment of age 66, then on the date of the Employee’s termination of employment the Award (in the case of such retirement prior to the Certification Date, without regard to the adjustment set forth in Section 2, and in the case of such retirement on or following the Certification Date, after the adjustment set forth in Section 2) shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate. The Company shall issue the shares of Common Stock subject to the Award in a single payment within sixty (60) days following the date of the Employee’s termination of employment; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her termination of employment, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s termination of employment occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death). If the Employee has a termination of employment prior to January 1, 2022 by reason of retirement at or after attainment of age 66, then on the date of the Employee’s termination of employment the Award shall be forfeited and shall be canceled by the Company.

(e) Other Termination of Employment. If the Employee terminates employment with the Employers and Affiliates prior to the Three-Year Anniversary Date for any reason other than death, Disability or retirement at or after attainment of age 66 (including if the Employee terminates employment prior to the Three-Year Anniversary Date by reason of the Employee’s negligence or willful misconduct, in each case as determined by the Company in its sole discretion, irrespective of whether such termination occurs on or after the Employee attains age 66), then on the date of the Employee’s termination of employment the Award shall be forfeited and shall be canceled by the Company.

(f) Forfeiture of Award and Award Gain upon Competition, Misappropriation, Solicitation or Disparagement. Notwithstanding any other provision herein, if the Employee engages in (i) Competition (as defined in this Section 3(f) below); (ii) Misappropriation (as defined in this Section 3(f) below); (iii) Solicitation (as defined in this Section 3(f) below) or (iv) Disparagement (as defined in this Section 3(f) below), in each case as determined by the Company in its sole discretion, then (i) on the date of such Competition, Misappropriation, Solicitation or Disparagement, the Award immediately shall be forfeited and shall be canceled by the Company and (ii) in the event that the Award became nonforfeitable within the twelve months immediately preceding such Competition, Misappropriation, Solicitation or Disparagement, the Employee shall pay the Company, within five business days of receipt by the Employee of a written demand therefore, an amount in cash determined by multiplying the number of shares of Common Stock subject to the Award on the date that it became nonforfeitable (without reduction for any shares of Common Stock delivered by the Employee or withheld by the Company pursuant to Section 5.3) by the Fair Market Value of a share of Common Stock on the date that the Award was paid. The Employee acknowledges and agrees that the Award, by encouraging stock ownership and thereby increasing an employee’s proprietary interest in the Company’s success, is intended as an incentive to participating employees to remain in the employ of the Employers or an Affiliate. The Employee acknowledges and agrees that this Section 3(f) is therefore fair and reasonable, and not a penalty.

The Employee may be released from the Employee’s obligations under this Section 3(f) only if and to the extent the Committee determines in its sole discretion that such release is in the best interests of the Company.

The Employee agrees that by accepting this Award Agreement the Employee authorizes the Employers and any Affiliate to deduct any amount owed by the Employee pursuant to this Section 3(f) from any amount payable by the Employers or any Affiliate to the Employee, including, without limitation, any amount payable to the Employee as salary, wages, vacation pay or bonus. The Employee further agrees to execute any documents at the time of setoff required by the Employers and any Affiliate in order to effectuate the setoff. This right of setoff shall not be an exclusive remedy and an Employer’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Employee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Employee or any other remedy. Should the Employers and/or any Affiliate institute a legal action against the Employee to recover the amounts due, the Employee agrees to reimburse the Employers and/or any Affiliate for their reasonable attorneys’ fees and litigation costs incurred in recovering such amounts from the Employee.

For purposes of this Award Agreement, “Competition” shall mean that the Employee, directly or indirectly, individually or in conjunction with any Person, during the Employee’s employment with the Employers and the Affiliates and for the twelve months after the termination of that employment for any reason, other than on any Employer’s or Affiliate’s behalf (i) has contact with any customer of an Employer or Affiliate or with any prospective customer which has been contacted or solicited by or on behalf of an Employer or Affiliate for the purpose of soliciting or selling to such customer or prospective customer the same or a similar (such that it could substitute for) product or service provided by an Employer or Affiliate during the Employee’s employment with the Employers and the Affiliates; or (ii) becomes employed in the business or engages in the business of providing wireless products or services in any county or county contiguous to a county in which an Employer or Affiliate provided such products or services during the Employee’s employment with the Employers and the Affiliates or had plans to do so within the twelve month period immediately following the Employee’s termination of employment.

For purposes of this Award Agreement, “Misappropriation” shall mean that the Employee (i) uses Confidential Information (as defined below) for the benefit of anyone other than the Employers or an Affiliate, as the case may be, or discloses the Confidential Information to anyone not authorized by the Employers or an Affiliate, as the case may be, to receive such information; (ii) upon termination of employment, makes any summaries of, takes any notes with respect to or memorizes any Confidential Information or takes any Confidential Information or reproductions thereof from the facilities of the Employers or an Affiliate or (iii) upon termination of employment or upon the request of the Employers or an Affiliate, fails to return all Confidential Information then in the Employee’s possession. For the avoidance of doubt, “Misappropriation” does not include disclosure of Confidential Information to a governmental regulatory agency, such as the U.S. Securities and Exchange Commission, provided that the Employee informs the agency that the Employers and/or Affiliates deem the information to be confidential. “Confidential Information” shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs and other material embodying trade secrets or confidential technical, business, or financial information of the Employers or an Affiliate.

For purposes of this Award Agreement, “Solicitation” shall mean that the Employee, directly or indirectly, individually or in conjunction with any Person, during the Employee’s employment with the Employers and the Affiliates and for the twelve months after the termination of that employment for any reason, other than on any Employer’s or Affiliate’s behalf, solicits, induces or encourages (or attempts to solicit, induce or encourage) any individual away from any Employer’s or Affiliate’s employ or from the faithful discharge of such individual’s contractual and fiduciary obligations to serve the Employers’ and Affiliates’ interests with undivided loyalty.

For purposes of this Award Agreement, “Disparagement” shall mean that the Employee has made a statement (whether oral, written or electronic) to any Person other than to an officer of an Employer or an Affiliate that disparages or demeans the Employers, any Affiliate, or any of their respective owners, directors, officers, employees, products or services. For the avoidance of doubt, “Disparagement” does not include making truthful statements to any governmental regulatory agency or to testimony in any legal proceeding.

4. Change in Control

(a)    In General. Notwithstanding any other provision of this Award Agreement, but subject to the final two paragraphs of this Section 4(a), in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may in its discretion, but shall not be required to, make such adjustments to the Award as it deems appropriate, including, without limitation: (i) causing the Award to become nonforfeitable in whole or in part; and/or (ii) causing the Performance Measure to be deemed to be satisfied at the target, maximum or any other level, as determined by the Board (as constituted prior to such Change in Control); and/or (iii) to the extent permitted under section 409A of the Code, causing the Performance Period and Restriction Period with respect to the Award to lapse in full or in part and payment of the Award, to the extent the Performance Period and Restriction Period have lapsed, to occur within sixty (60) days following the occurrence of the Change in Control (the “Change in Control Payment Period”); and/or (iv) substituting for some or all of the shares of Common Stock subject to the Award the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to the Change in Control, with an appropriate and equitable adjustment to the Award as determined by the Committee in accordance with Section 5.5 below and/or (v) to the extent permitted under section 409A of the Code, requiring that the Award, in whole or in part, be surrendered to the Company by the holder thereof and be immediately canceled by the Company and providing that the holder of the Award receive, within the Change in Control Payment Period, (X) a cash payment in an amount equal to the number of shares of Common Stock then subject to the portion of the Award surrendered, to the extent the Performance Period and Restriction Period on the Award have lapsed or will lapse pursuant to this Section 4(a) and to the extent that the Performance Measure has been satisfied or is deemed satisfied pursuant to this Section 4(a), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control; (Y) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to the Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (X) above; or (Z) a combination of the payment of cash pursuant to clause (X) above and the issuance of shares pursuant to clause (Y) above.

Notwithstanding the foregoing or any other provision of this Award Agreement to the contrary, if the Award is not effectively continued or assumed by a surviving or acquiring company in a Change in Control (including by reason of the surviving or acquiring company not being publicly traded in the United States), as determined by the Board (as constituted prior to such Change in Control), effective at the time of the Change in Control a pro-rata portion of the Award shall immediately become nonforfeitable and shall be canceled by the Company, and the Employee shall receive, with respect to such pro-rata portion of the Award, a cash payment in accordance with clause (X) of the previous paragraph (with the Performance Measure in effect at that time deemed to have been satisfied based on the greater of actual achievement through the date of the occurrence of the Change in Control and target achievement (or in the case of a Change in Control that occurs following the last day of the Performance Period but before settlement, actual achievement)). Such pro-rata portion shall be measured by a fraction, of which the numerator is the number of whole months of the original vesting period prior to the occurrence of the Change in Control, and the denominator is the number of whole months of the original vesting period. Such cash payment shall be made within the Change in Control Payment Period; provided, however, that if the Award is considered “nonqualified deferred compensation” within the meaning of section 409A of the Code, and such accelerated payment is not permitted by section 409A of the Code, then payment shall be made at the same time payment would have been made had the Change in Control not occurred.

Notwithstanding the foregoing or any other provision of this Award Agreement to the contrary, if the Award is effectively continued or assumed by a surviving or acquiring company in a Change in Control, but, within two years following the Change in Control, the Employee’s employment is terminated by the Employers and Affiliates without Cause or by the Employee for Good Reason, then upon such termination the Award shall immediately become nonforfeitable in full (with the Performance Measure in effect at that time deemed to have been satisfied at target (or in the case of an employment termination that occurs following the last day of the Performance Period but before settlement, actual achievement).

(b)    Definition of Change in Control. For purposes of the Plan and this Award Agreement, a "Change in Control" shall mean:

(1) the acquisition by any Person, including any "person" within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of the then outstanding securities of the Company (the “Outstanding Voting Securities”) (x) having sufficient voting power of all classes of capital stock of the Company to elect at least 50% or more of the members of the Board or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 4(b), or (v) any acquisition by the following Persons: (A) any child of LeRoy T. Carlson or the spouse of any such child, (B) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (C) the estate of any of the Persons described in clauses (A)-(B), (D) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar Persons) provided that all of the current beneficiaries of such trust or similar arrangement are Persons described in clauses (A)-(B) or their lineal descendants, or (E) the Amended and Restated Voting Trust Agreement dated as of June 30, 1989, which expires on June 30, 2035 (the “Voting Trust”), or any successor to such Voting Trust, including the trustees of such Voting Trust on behalf of such Voting Trust (all such Persons, collectively, the "Exempted Persons");

(2) individuals who, as of March 15, 2016, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to March 15, 2016, and whose election or nomination for election by the Company's stockholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board;

(3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the Persons who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, (x) sufficient voting power to elect at least a majority of the members of the board of directors of the corporation resulting from the Corporate Transaction and (y) more than 50% of the combined voting power of the outstanding securities which are entitled to vote generally on matters (without regard to the election of directors) of the corporation resulting from such Corporate Transaction (including in each of clauses (x) and (y), without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

5.    Additional Terms and Conditions of Award

5.1. Transferability of Award. Except pursuant to a beneficiary designation on a form prescribed by the Company and effective on the Employee's death, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

By accepting the Award, the Employee agrees that if all beneficiaries designated on a form prescribed by the Company predecease the Employee or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the Employee’s death, or if the Employee fails to properly designate a beneficiary on a form prescribed by the Company (including by failure to return such form to the appropriate Company representative during the Employee’s lifetime), then the Employee hereby designates the following Persons in the order set forth herein as the Employee’s beneficiary or beneficiaries: (i) the Employee’s spouse, if living, or if none, (ii) the Employee’s then living descendants, per stirpes, or if none, (iii) the Employee’s estate.

5.2. Investment Representation. The Employee hereby represents and covenants that (a) any shares of Common Stock acquired upon the lapse of restrictions with respect to the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation is true and correct as of the date of acquisition of any shares hereunder or is true and correct as of the date of sale of any such shares, as applicable. As a condition precedent to the issuance or delivery to the Employee of any shares subject to the Award, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

5.3. Tax Withholding. The Employee timely shall pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award. The Employee may elect to satisfy his or her obligation to advance the Required Tax Payments by (a) authorizing the Company to withhold whole shares of Common Stock which otherwise would be delivered to the Employee pursuant to the Award, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the Award or (b) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously-owned whole shares of Common Stock, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the Award. Shares of Common Stock to be withheld or delivered may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Unless other arrangements have been made to the Company’s satisfaction, any fraction of a share of Common Stock which would be required to pay the Required Tax Payments shall be disregarded and the remaining amount due shall be paid in cash by the Employee. The Employee agrees that if by the pay period that immediately follows the date that the Restriction Period with respect to the Award terminates, no cash payment attributable to any such fractional share shall have been received by the Company, then the Employee hereby authorizes the Company to deduct such cash payment from any amount payable by the Company or any Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages.

Notwithstanding the foregoing provisions of this Section 5.3, an Employee shall satisfy his or her obligation to advance employment taxes owed prior to the date that the Restriction Period with respect to the Award terminates, if any, by a cash payment to the Company, and the Employee hereby authorizes the Company to deduct such cash payment from any amount payable by the Company or any Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages.

The Employee agrees that the authorizations set forth in this Section 5.3 with respect to deducting cash payments from future amounts payable may be reauthorized via electronic means determined by the Company. The Employee may revoke these authorizations by written notice to the Company prior to any such deduction.

5.4. Award Confers No Rights as a Stockholder. The Employee shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until the restrictions on the Award lapse and the Employee becomes a stockholder of record with respect to such shares.

5.5. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of the Award, including the number and class of shares of Common Stock subject to the Award, shall be appropriately and equitably adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization or partial or complete liquidation of the Company, such adjustment described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, such adjustment shall be final, binding and conclusive. If such adjustment would result in a fractional share being subject to the Award, the Company shall pay the holder of the Award, on the date that the shares with respect to the Award are issued, an amount in cash determined by multiplying (i) the fraction of such share (rounded to the nearest hundredth) by (ii) the Fair Market Value of a share on the date that the Restriction Period with respect to the Award terminates.

5.6. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, the consent or approval of any governmental body or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares, such shares will not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

5.7. Delivery of Shares. On the date of payment of the Award, the Company shall deliver or cause to be delivered to the Employee the shares of Common Stock subject to the Award. The Company may require that the shares of Common Stock delivered pursuant to the Award bear a legend indicating that the sale, transfer or other disposition thereof by the Employee is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. The holder of the Award shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, unless the Company in its discretion elects to make such payment.

5.8. Award Confers No Rights to Continued Employment or Service. In no event shall the granting of the Award or the acceptance of this Award Agreement and the Award by the Employee give or be deemed to give the Employee any right to continued employment by or service with the Company or any of its subsidiaries or affiliates.

5.9. Decisions of Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee regarding the Plan, this Award Agreement or the Award Summary shall be final, binding and conclusive.

5.10. Company to Reserve Shares. The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject to the Award from time to time.

5.11. Award Agreement and Award Summary Subject to the Plan. This Award Agreement and the Award Summary are subject to the provisions of the Plan, and shall be interpreted in accordance therewith. The Employee hereby acknowledges receipt of a copy of the Plan.

5.12. Award Subject to Clawback. The Award and any shares of Common Stock delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

6.    Miscellaneous Provisions

6.1. Successors. This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any Person or Persons who shall, upon the death of the Employee, acquire any rights hereunder.

6.2. Notices. All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, (c) by electronic mail, utilizing notice of undelivered electronic mail features or (d) by telecopy with confirmation of receipt. The notice, request or other communication shall be deemed to be received (a) in case of delivery, on the date of its actual receipt by the party entitled thereto, (b) in case of mailing by certified or registered mail, five days following the date of such mailing, (c) in case of electronic mail, on the date of mailing but only if a notice of undelivered electronic mail is not received or (d) in case of telecopy, on the date of confirmation of receipt.

6.3. Governing Law. The Award, this Award Agreement, the Award Summary and the Plan, and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.4 Compliance with Section 409A of the Code. If the Award is subject to section 409A of the Code, then for purposes of determining the timing of settlement of the Award (and for any other purpose required under section 409A), all references herein to “termination of employment” or similar references shall mean “Separation from Service.” It is intended that the Award, this Award Agreement, the Award Summary and the Plan be exempt from the requirements of section 409A of the Code to the maximum extent possible. To the extent section 409A of the Code applies to the Award, this Award Agreement, the Award Summary and the Plan, it is intended that the Award, this Award Agreement, the Award Summary and the Plan comply with the requirements of section 409A of the Code to the maximum extent possible. The Award, this Award Agreement, the Award Summary and the Plan shall be administered and interpreted in a manner consistent with this intent. In the event that the Award, this Award Agreement, the Award Summary or the Plan does not comply with section 409A of the Code (to the extent applicable thereto), the Company shall have the authority to amend the terms of the Award, this Award Agreement, the Award Summary or the Plan (which amendment may be retroactive to the extent permitted by section 409A of the Code and may be made by the Company without the consent of the Employee) to avoid taxes and other penalties under section 409A of the Code, to the extent possible. Notwithstanding the foregoing, no particular tax result for the Employee with respect to any income recognized by the Employee in connection with the Award, this Award Agreement and the Award Summary is guaranteed, and the Employee solely shall be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee under section 409A of the Code in connection with the Award, this Award Agreement and the Award Summary.

UNITED STATES CELLULAR CORPORATION

By:
Laurent Therivel
President & CEO

(Accept grant electronically via Employee’s account at www.solium.com/login)

IMPORTANT NOTICE-PLEASE READ
If this is your first grant of stock options, restricted stock units or a performance award from U.S. Cellular, please note that you must submit a beneficiary designation form to U.S. Cellular, Attn: Compensation Department, 8410 W. Bryn Mawr Avenue, Chicago, IL 60631. The form can be printed from your account at www.solium.com/login under the “Personal Profile and Passwords” tab, “Miscellaneous Account Information” section. You also may elect at any time to change a previously-designated beneficiary for your stock options, restricted stock units and performance awards by completing and submitting to U.S. Cellular a new beneficiary designation form.

EXHIBIT A

Performance Period: January 1, 2021 to December 31, 2023

Performance Measure and Weighting: Return on Capital (ROC) (3-Year Simple Average) – 100%